EXHIBIT 23.1


Thigpen, Jones, Seaton & Co., P.C.                  Robert E. Thigpen, Jr., CPA
CERTIFIED PUBLIC ACCOUNTANTS                        Scotty C. Jones, CPA
BUSINESS CONSULTANTS                                Frank W. Seaton, Jr., CPA
1004 Hillcrest Parkway  P.O. Box 400                Tracy G. Smith, CPA
Dublin, Georgia 31040-0400                          Grayson Dent, CPA
Tel 478-272-2030  Fax 478-272-3318
E-mail tjs@tjscpa.com









                 CONSENT OF THIGPEN, JONES, SEATON & CO., PC



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated February 13, 2006, included in the December 31, 2005 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.


/s/Thigpen, Jones, Seaton & Co., P.C.

Dublin, Georgia
March 31, 2006